Exhibit 99.3
CASH FLOW INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended March 31, 2024
	As Previously Reported	Change in Presentation	As Adjusted
Cash flows from operating activities:
Changes in operating assets and liabilities, net of the effects of business combinations:
Settlement processing assets and obligations, net	$(24,689)	$24,689	$—
Accounts payable and other liabilities	(247,242)	88,573	(158,669)
Net cash provided by operating activities	$416,317	$113,262	$529,579

Cash flows from financing activities:
Changes in funds held for customers	$—	$(88,573)	$(88,573)
Changes in settlement processing assets and obligations, net	—	(24,689)	(24,689)
Net cash used in financing activities	$(163,436)	$(113,262)	$(276,698)

	Six Months Ended June 30, 2024
	As Previously Reported	Change in Presentation	As Adjusted
Cash flows from operating activities:
Changes in operating assets and liabilities, net of the effects of business combinations:
Settlement processing assets and obligations, net	$(57,718)	$57,718	$—
Accounts payable and other liabilities	(232,396)	127,497	(104,899)
Net cash provided by operating activities	$1,153,199	$185,215	$1,338,414

Cash flows from financing activities:
Changes in funds held for customers	$—	$(127,497)	$(127,497)
Changes in settlement processing assets and obligations, net	—	(57,718)	(57,718)
Net cash used in financing activities	$(371,960)	$(185,215)	$(557,175)

	Nine Months Ended September 30, 2024
	As Previously Reported	Change in Presentation	As Adjusted
Cash flows from operating activities:
Changes in operating assets and liabilities, net of the effects of business combinations:
Settlement processing assets and obligations, net	$789,702	$(789,702)	$—
Accounts payable and other liabilities	(219,081)	84,592	(134,489)
Net cash provided by operating activities	$2,879,256	$(705,110)	$2,174,146

Cash flows from financing activities:
Changes in funds held for customers	$—	$(84,592)	$(84,592)
Changes in settlement processing assets and obligations, net	—	789,702	789,702
Net cash used in financing activities	$(1,151,073)	$705,110	$(445,963)

	Year Ended December 31, 2024
	As Previously Reported	Change in Presentation	As Adjusted
Cash flows from operating activities:
Changes in operating assets and liabilities, net of the effects of business combinations:
Settlement processing assets and obligations, net	$338,341	$(338,341)	$—
Accounts payable and other liabilities	107,263	(136,759)	(29,496)
Net cash provided by operating activities	$3,532,683	$(475,100)	$3,057,583

Cash flows from financing activities:
Changes in funds held for customers	$—	$136,759	$136,759
Changes in settlement processing assets and obligations, net	—	338,341	338,341
Net cash used in financing activities	$(2,766,858)	$475,100	$(2,291,758)

	Year Ended December 31, 2023
	As Previously Reported	Change in Presentation	As Adjusted
Cash flows from operating activities:
Changes in operating assets and liabilities, net of the effects of business combinations:
Settlement processing assets and obligations, net	$(345,898)	$345,898	$—
Accounts payable and other liabilities	51,108	(44,834)	6,274
Net cash provided by operating activities	$2,248,741	$301,064	$2,549,805

Cash flows from financing activities:
Changes in funds held for customers	$—	$44,834	$44,834
Changes in settlement processing assets and obligations, net	—	(345,898)	(345,898)
Net cash provided by financing activities	$2,141,121	$(301,064)	$1,840,057

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